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                                                                    EXHIBIT 99.1


                        BOSTON PRIVATE FINANCIAL HOLDINGS
                       REPORTS RECORD QUARTER AND SEVENTH
                     CONSECUTIVE YEAR OF INCREASED EARNINGS

                    DIVIDEND ANNOUNCEMENT LAUNCHES NEW DECADE

BOSTON, MA, JANUARY 20, 2000 - Boston Private Financial Holdings, Inc. (NASDAQ:
BPFH) today announced its strongest ever fourth quarter and year-end results, with 28 consecutive quarters of successful back-to-back earnings growth for the investment, wealth management and banking company. The Company also announced the declaration of its first-ever cash dividend to shareholders.

FOURTH QUARTER RESULTS

     For the three months ending December 31, 1999, operating income, not including non-recurring merger expenses, increased to $2.8 million, or $0.24 per diluted share. This is 70% higher than the year earlier period when operating earnings were $1.7 million, or $0.14 per diluted share. During the quarter, the Company completed the acquisition of RINET Company, Inc., a fee-only financial planning firm catering to high net worth clients. Non-recurring expenses in connection with this transaction of $180,000, net of tax, were recorded during the quarter thus reducing reported earnings to $2.6 million, or $0.22 per diluted share. Business was robust during the quarter in all three operating companies-RINET, Westfield Capital Management Company, Inc. and Boston Private Bank & Trust Company. In particular, solid investment performance enabled Westfield's limited partnerships to contribute $2.9 million, or 6.8% of the Company's full year consolidated revenues of $42.5 million. Timothy L. Vaill, Chairman and Chief Executive Officer of Boston Private Financial Holdings, said, "We are pleased with the diversification of our revenue stream which is comprised of 41% of net interest income, 42% in investment management fees, 7% from financial planning fees, and 10% in limited partnership and banking service fees. We saw significant business growth this quarter to which virtually all areas of the Company contributed."

1999 FULL-YEAR RESULTS

     For the year ended December 31, 1999, the Company reported operating earnings of $7.5 million, or $0.63 per diluted share, an increase of 37% over the 1998 results. Due to the previously mentioned RINET acquisition costs and a one-time $125,000 charge to reflect the cumulative effect of a change in accounting principle recorded in the first quarter of 1999, the Company reported earnings for the year of $7.2 million, or $0.60 per diluted share. "Even after the non-recurring adjustments, we are pleased with the 32% year-over-year increase", Vaill said. "This earnings growth should place us in the top tier of our competitive universe."

     Each of the Company's three operating businesses made substantial contributions to its overall performance. Client assets under management combined with the Bank's assets exceeded $4 billion at year-end, solidly establishing the Company among the non family-owned wealth management firms. Mr. Vaill went on to say, "We are delighted with our success and, with fee income at 59% of total revenues, are pleased to be in the vanguard with respect to this important component. I believe that this ratio is the hallmark of the most successful wealth management companies, and provides an enviable revenue stream. Clients want superior service and Boston Private is ready to lead its world-class staff into the next century through our continuous efforts of providing quality products with the utmost personal attention."


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     Mr. Vaill went on to note the significant business achievements that have highlighted the consecutive years of earnings growth, citing the 5-year compounded annual growth rates at Boston Private Bank of loans (32%), deposits (24%), and assets under management (64%). In addition to sustaining a 5-year compounded annual growth rate in excess of 20%, Mr. Vaill also pointed out that net income per employee more than tripled during the last seven years. Moreover, Westfield Capital continues to outperform its small-cap benchmark and closed 1999 well ahead in this category. Finally, the addition of RINET gives the Company the opportunity to provide the critical "up-front" planning services, involving complex tax strategies and comprehensive family planning matters, and the allocation of investments to be managed with a global perspective. "We are extraordinarily well positioned to be a leader in this field as we enter the new century," concluded Vaill.

TECHNOLOGY ADVANCES

     In 1999, Boston Private Financial Holdings took bold steps toward fulfilling its future promise with the introduction of its new Internet banking service: E-Private Banker. Announced in October, the high-tech banking product allows clients to transfer funds, review account activity, pay bills and supervise their accounts from the comfort of their homes or offices any time of day or night. "E-Private Banker is our initial step in recognizing that high net worth clients want convenient access to information," says Vaill. "Our plan is to have all aspects of our planning, banking and investing capabilities available through multiple distribution channels, including the Internet."

     The Company also announced that the Y2K rollover into the next century was successful. "We worked hard to achieve this result and we will remain extra vigilant through the next several operating cycles to ensure that the Y2K bug is indeed, dead" said Mr. Vaill. "To our knowledge our clients experienced, at most, only minor inconveniences throughout this period," he continued, "and we very much appreciate their cooperation and the confidence they showed in Boston Private prior to, during and after the changeover to the New Millennium".

DIVIDEND ANNOUNCED

     Concurrent with the release of 1999 earnings, the Board of Directors of Boston Private Financial Holdings also declared the Company's first-ever-quarterly dividend to shareholders of $0.03 per share. The dividend will be paid on February 14, 2000, to shareholders of record on January 31, 2000. Mr. Vaill said, "We have loyal, long-term investors who continue to add shares to their investment portfolios and who are of significant help to the Company as we pursue our strategy. We see this dividend as a reward for their past and continued loyalty. During 1999, and indeed, over the past seven years, the Company has demonstrated a record of sustained earnings growth, and we wanted to share this success with our investors as we continue to pursue our business expansion plans. We think this is an appropriate way to enter the new century."

     BOSTON PRIVATE FINANCIAL HOLDINGS offers a full range of financial planning, investment management, private banking, commercial and residential lending services to its domestic and international clientele through its three subsidiaries: Boston Private Bank & Trust Company, Westfield Capital Management Company, Inc. and RINET Company, Inc. The firm acquired Boston-based RINET Company, Inc. in a transaction that closed on October 15, 1999.

     BOSTON PRIVATE BANK & TRUST COMPANY specializes in providing private banking and investment services to individuals, their families and businesses. It has an investment management emphasis on mid to large cap equity and actively managed fixed income portfolios. Boston Private Bank & Trust Company also offers a First Time Homebuyer Program and "soft second" mortgage financing. Under its Accessible


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Banking Program, the Bank is an active provider of real estate financing for affordable housing, economic development and small businesses.

     WESTFIELD CAPITAL MANAGEMENT COMPANY, whose clients consist of high net worth individuals, corporate pension funds, endowments and foundations, specializes in separately managed growth equity portfolios. Westfield also acts as the investment manager of five limited partnerships. Its investment services include a particular focus on identifying and managing small and mid cap equity positions as well as balanced growth accounts.

     RINET COMPANY provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families. Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning, planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

     Certain matters in this news release may constitute forward-looking statements within the meaning of the federal securities laws. The Company's actual results could differ materially from those projected in the forward-looking statements as the result of, among other factors, changes in loan defaults and charge-off rates, reduction in deposit levels necessitating increased borrowing to fund loans and investments, changes in interest rates, and in the securities or financial markets, or in general economic conditions, changes in assumptions used in making such forward-looking statements, as well as factors identified from time to time in the Company's filings with the Securities & Exchange Commission.


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                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             SELECTED FINANCIAL DATA

                                                      ---------------------------------
                                                      DECEMBER 31,         DECEMBER 31,
                                                         1999                 1998
                                                      ---------------------------------
(Dollars In thousands, Except Per share Data)
Total Balance Sheet Assets ..................          $  567,373           $  457,815
Stockholders' Equity ........................              39,145               32,613
Total Loans .................................             450,388              348,951
Allowance for Loan Losses ...................               5,336                4,386
Nonperforming Loans .........................               1,317                  565
Other Real Estate Owned .....................                  --                   --
Nonperforming Assets ........................               1,317                  565
Deposits ....................................             420,535              334,852
Borrowings ..................................              97,259               82,643
Book Value Per Share ........................          $     3.37           $     2.83
Market Price Per Share ......................          $     8.50           $     8.50
Client Assets Under Management ..............          $3,660,000           $2,839,000

FINANCIAL RATIOS:
Stockholders' Equity/Total Assets ...........                6.90%                7.12%
Nonperforming Loans/Total Loans .............                0.29%                0.16%
Allowance for Loan Losses/Nonperforming Loans              405.16%              776.28%
Nonperforming Assets/Total Assets ...........                0.23%                0.12%
                                                      ----------------------------------

                                                              -------------------------------     -----------------------------
                                                                         YEAR ENDED                    THREE MONTHS ENDED

                                                              ------------       ------------     ------------     ------------
                                                              DECEMBER 31,       DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
(Dollars In Thousands, Except Per Share Data)                    1999               1998             1999             1998
                                                              ------------       ------------     ------------     ------------

OPERATING RESULTS:
Net Interest Income .....................................     $    17,535        $    14,148      $     4,750      $     3,773
Investment Management and Other Fees ....................          24,960             19,886            8,752            5,624
                                                              -----------        -----------      -----------      -----------
Total Revenue ...........................................          42,495             34,034           13,502            9,397
Loan Loss Provision .....................................             999              1,004              250              147
Operating Expense .......................................          30,307             24,694            8,841            6,674
Merger Expense ..........................................             225*                --              225               --
                                                              -----------        -----------      -----------      -----------
Income Before Tax .......................................          10,964              8,336            4,186            2,576
Income Tax Expense ......................................           3,643              2,865            1,552              919
                                                              -----------        -----------      -----------      -----------
Income before cumulative effect of a change in accounting
  principle .............................................           7,321              5,471            2,634            1,657
Cumulative effect of a change in accounting principle ...            (125)*               --               --               --
                                                              -----------        -----------      -----------      -----------
NET INCOME ..............................................     $     7,196        $     5,471      $     2,634      $     1,657
                                                              ===========        ===========      ===========      ===========

PER SHARE DATA:
Basic Earnings Per Share:
   Income before cumulative effect of a change
     in accounting principle ............................     $      0.63        $      0.48      $      0.23      $      0.14
   Cumulative effect of a change in accounting
     principle ..........................................     $     (0.01)       $      0.00      $      0.00      $      0.00
                                                              -----------        -----------      -----------      -----------
   Net Income ...........................................     $      0.62        $      0.48      $      0.23      $      0.14
                                                              ===========        ===========      ===========      ===========

Diluted Earnings Per Share:
   Income before cumulative effect of a change
     in accounting principle ............................     $      0.61        $      0.46      $      0.22      $      0.14
   Cumulative effect of a change in accounting
     principle ..........................................     $     (0.01)       $      0.00      $      0.00      $      0.00
                                                              -----------        -----------      -----------      -----------
   Net Income ...........................................     $      0.60*       $      0.46      $      0.22      $      0.14
                                                              ===========        ===========      ===========      ===========

Average Common Shares Outstanding .......................      11,590,757         11,483,814       11,613,847       11,510,350
                                                              ===========        ===========      ===========      ===========
Average Diluted Shares Outstanding ......................      11,910,444         11,888,357       11,959,295       11,863,394
                                                              ===========        ===========      ===========      ===========

OPERATING RATIOS:
Return on Average Equity ................................           20.05%*            18.79%           28.37%           20.81%
Return on Average Assets ................................            1.41%*             1.34%            1.96%            1.50%
Net Interest Margin .....................................            3.74%              3.78%            3.69%            3.67%
Total Fees/Total Revenue ................................           58.74%             58.43%           64.82%           59.85%
Efficiency Ratio ........................................           71.32%             72.56%           65.48%           71.02%

     *IF THE NON-RECURRING CHARGES FROM THE MERGER EXPENSES AND THE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE RELATED TO THE WRITE-OFF OF ORGANIZATIONAL EXPENSES WERE EXCLUDED, DILUTED EARNINGS PER SHARE, RETURN ON EQUITY AND RETURN ON ASSETS FOR THE YEAR ENDED DECEMBER 31, 1999 IS $0.63 PER SHARE, 20.90% AND 1.47%, RESPECTIVELY.


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